UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 15, 2006, the Board of Directors (the “Board”) of QuadraMed Corporation (the “Company”) approved a grant of options to purchase a total of 200,000 shares of common stock to Keith B. Hagen, the Company’s President and Chief Executive Officer, as bonus compensation for his performance in 2006. Each of the stock options granted to Mr. Hagen has an exercise price of $2.80 per share (the closing price of the Company’s common stock on December 15, 2006). The options expire ten years from the date of grant, and vest as follows: (i) 25% of the option shares on the first anniversary of the grant date and (ii) the remaining 75% of the option shares in a series of thirty-six (36) equal monthly installments upon Mr. Hagen’s completion of each month of service with the Company after the first anniversary of the grant date. These 200,000 stock options are bonus compensation in addition to the bonus compensation for which Mr. Hagen is eligible under his Employment Agreement, which was filed as Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2005.

In addition, on December 19, 2006, the Board approved an increase in Mr. Hagen’s annual base salary from $410,000 to $440,750, effective January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2006

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza,
Executive Vice President and Chief Financial Officer